Exhibit 10.99

xxx xF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE xxx (E ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS xxx ,R RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR xxx LICENSE NUMBER

OIL, GAS AND MINERAL LEASE

THIS AGREEMENT made this 14th day of December, 2004 between Dorothy Hinds and Frank Hinds. Lessor (whether one or more), whose address is: 1378 Waltsville Road, Luling, TX 78737 and Frank W Cole Engineering. 14785 Preston Road Suite 550 Dallas, TX 75254 Lessee, WITNESSETH:

1. Lessor, in consideration of Ten and No/100 Dollars and Other Good And Valuable Consideration ($10,00 OGVC), receipt of which is hereby acknowledged, and of the covenants and agreements of lessee hereinafter contained, does hereby grant, lease and let unto lessee the land covered hereby for the purposes and with the exclusive right of exploring, drilling, mining and operating for, producing and owning oil, gas, sulphur and all other minerals (whether or not similar to those mentioned), together with the right to make surveys on said land, lay pipe lines, establish and utilize facilities for surface or subsurface disposal of salt water, construct roads and bridges, dig canals, build tanks, power stations, telephone lines, employee houses and other structures on said land, necessary or useful in lessee’s operations in exploring, drilling for, producing, treating, storing and transporting minerals produced from the land covered hereby or any other land adjacent thereto. The land covered hereby, herein called “said land”, is located in the County of Caldwell, State of Texas, and is described as follows:

The F. C. Hinds oil and gas lease, more fully described in Exhibits A, B and C, attached hereto.

This lease also covers and includes, in addition to that above described, all land, if any, contiguous or adjacent to or adjoining the land above described and (a) owned or claimed by lessor by limitation, prescription, possession, reversion or unrecorded instrument or (b) as to which lessor has a preference right of acquisition. Lessor agrees to execute any supplemental instrument requested by lessee for a more complete or accurate description of said land.

2. Unless sooner terminated or longer kept in force under other provisions hereof, this lease shall remain in force for a term of tninety (90) days from the date hereof, hereinafter called “primary term”, and as long thereafter as operations, as hereinafter defined, are conducted upon said land with no cessation for more than ninety (90) consecutive days.

3. As royalty, lessee covenants and agrees: (a) To deliver to the credit of lessor, in the pipe line to which lessee may connect its wells, the one-fifth (1/5) part of all oil produced and saved by lessee from said land, or from time to time, at the option of lessee, to pay lessor the average posted market price of such one-fifth (1/5) part of such oil at the wells as of the day it is run to the pipe line or storage tanks, lessor’s interest, in either case, to bear one-fifth (1/5) of the cost of treating oil to render it marketable pipe line oil; (b) To pay lessor on gas and casinghead gas produced from said land (1) when sold by lessee one-fifth (1/5) of the amount realized by lessee, computed at the mouth of the well, or (2) when used by lessee off said land or in the manufacture of gasoline or other products the market date for payment. Nothing herein shall impair lessee’s right to release as provided ‘in paragraph 5 hereof. In the event of assignment of this lease in whole or in part, liability for payment hereunder shall rest exclusively on the then owner or owners of this lease, severally as to acreage owned by each.

5. Lessee may at any time and from time to time execute and deliver to lessor or file for record a release or releases of this lease as to any part or all of said land or of any mineral or horizon thereunder, and thereby he relieved of all obligations, as to the released acreage or interest.

6. Whenever used in this lease the Word “operations” shall mean operations for and any of the following: drilling, testing, completing, reworking, recompleting, deepening, plugging back or repairing of a well in search for or in an endeavor to obtain production of oil, gas, sulphur or other minerals, excavating a mine, production of oil, gas, sulphur or other mineral, whether or not in paying quantities.

7. Lessee shall have the use, free from royalty, of water, other than from lessor’s water wells, and of oil and gas produced from said land in all operations hereunder. Lessee shall have the right at any time to remove all machinery and fixtures placed on said land, including the right to draw and remove casing. No well shall be drilled nearer than 200 feet to the house or barn now on said land without the consent of the lessor. Lessee shall pay for damages caused by its operations to growing crops and timber on said land.

8. The rights and estate of any party hereto may be assigned from time to time in whole or in part and as to any mineral or horizon. All of the covenants, obligations, and considerations of this lease shall extend to and be binding upon the parties hereto, their heirs, successors, assigns, and successive assigns. No change or division in the ownership of said land, royalties, or other moneys, or any part thereof, howsoever effected, shall increase the obligations or diminish the rights of lessee, including, but not limited to, the location and drilling of wells and the measurement of production. Notwithstanding any other actual or constructive knowledge or notice thereof of or to lessee, its successors or assigns, no change or division in the ownership of said land or of the royalties, or other moneys, or the right to receive the same, howsoever effected, shall be binding upon the then record owner of this lease until thirty (30) days after there has been furnished to such record owner at his or its principal place of business by lessor or lessor’s heirs, successors, or assigns, notice of such change or division, supported by either originals or duly certified copies of the instruments which have been properly filed for record and which evidence such change or division, and of such court records and proceedings, transcripts, or other documents as shall be necessary in the opinion of such record owner to establish the validity of such change or division. If any such change in ownership occurs by reason of the death of the owner, lessee may, nevertheless pay or tender such royalties, or other moneys, or part thereof, to the credit of the decedent in a depositary bank, provided for above.

9. In the event lessor considers that lessee has not complied with all its obligations hereunder, both express and implied, lessor shall notify lessee in writing, setting out

xxx in what respects lessee has breached this contract. Lessee shell then have sixty (60) days after receipt of said notice within which to meet or commence to meet all xxx part of the breaches alleged by lessor. The service of said notice shall be precedent to the bringing of any action by lessor on said lease for any cause, and no such action shall xxx brought until the lapse of sixty (60) days after service of such notice on lessee. Neither the service of said notice nor the doing of any acts by lessee aimed to meet all or any xxx the alleged breaches shall be deemed an admission or presumption (that lessee has failed to perform all its obligations hereunder. If this lease is canceled for any cause, it shall xxx nevertheless remain in force and effect as to (1) sufficient acreage around each well as to which there are operations to constitute a drilling or maximum allowable unit undi xxx‘ applicable governmental regulations, (but in no event less than forty acres), such acreage to be designated by lessee as nearly as practicable in the form of a square centered at xxx well, or in such shape as then existing spacing rules require; and (2) any part of said land included in a pooled unit on which there are operations. Lessee shall also have sxxx easements on said land as are necessary to operations on the acreage so retained.

10. Lessor hereby warrants and agrees to defend title to said land against the claims of all persons whomsoever. Lessor’s rights and interests hereunder shall be charge primarily with any mortgages, taxes or Other bens, or interest and other charges on said land, but lessor agrees that lessee shall have the right at any time to pay or reduce xxx for lessor, either before or after maturity, and be subrogated to the rights of the holder thereof and to deduct amounts so paid from royalties or other payments payable or which may become payable to lessor and/or assigns under this lease. If this lease covers a less interest in the oil, gas, sulphur, or other minerals in all or any part of said land than the entire and undivided fee simple estate (whether lessor’s interest is herein specified or not), or no interest therein, then the royalties and other moneys accruing from any part as txxx which this lease covers less than such full interest, shall be paid only in the proportion which the interest therein, if any, covered by this (ease, bears to the whole and undivided fee simple estate therein. All royalty interest covered by this lease (whether or not owned by lessor) shall be paid out of the royalty herein provided. This lease shall be binding upon each party who executes it without regard to whether if is executed by all those named herein as lessor.

11. If, while this lease is in force, at, or after the expiration of the primary term hereof, it is not being continued in force by reason of the shut-in well provisions oxxx paragraph 3 hereof, and lessee is not conducting operations on said land by reason of (1) any law, order, rule or regulation, ( whether or not subsequently determined to hxxx invalid) or (2) any other cause, whether similar or dissimilar, (except financial) beyond the reasonable control of lessee, the primary term hereof shall be extended until the firs anniversary date hereof occurring ninety (90) or more days following the removal of such delaying cause, and this lease may be extended thereafter by operations as if such delaxxx had not occurred.

12. Lessor and Lessee further agree to these special terms 1.) any equipment currently on the lease premises may be used by the lessee for operations on the xxx premises and shall be subject to fair wear and tear in operation, but at such time as this lease terminates the equipment currently on the lease will revert to the property of tin lessee and may not be removed by lessor prior to or after termination of the lease, and 2.) lessor’s employee Warren Cole shall not enter onto the leased premises without Uixxx prior written consent of lessee.

IN WITNESS WHEREOF, this instrument is executed on the date first above written.

/s/ Dorothy Hinds	###-##-####
Dorothy Hinds, LESSOR	SS. OR TAX I.D. NO.

/s/ Frank Hinds	###-##-####
Frank Hinds, LESSOR	SS. OR TAX I.D. NO.

/s/ Carolyn Hinds Travis	###-##-####
Carolyn Hinds Travis

STATE OF

COUNTY OF

ACKNOWLEDGMENT

This instrument was acknowledged before me on this 14 day of December, 2004 by Dorothy Hinds

/s/ Irna C. Brent
Notary Public, State of Texas

Irna C. Brent
Notary’s name (printed):

8-31-08
Notary’s commission expires:

STATE OF

COUNTY OF

ACKNOWLEDGMENT

This instrument was acknowledged before me on this 14 day of December, 2004 by Dorothy Hinds and Carolyn Hinds Travis

/s/ Irna C. Brent
Notary Public, State of Texas

Irna C. Brent
Notary’s name (printed):

8-31-08
Notary’s commission expires: